Exhibit 99.1
NEWS RELEASE

On August 1, 2025, United States Cellular Corporation changed its name to Array Digital Infrastructure, Inc.SM (ArraySM)

As previously announced, Array will hold a teleconference on August 11, 2025, at 9:00 a.m. CDT. Listen to the call live via the Events & Presentations page of investors.arrayinc.com or investors.tdsinc.com.

Array reports second quarter 2025 results

CHICAGO (August 11, 2025) — Array Digital Infrastructure, Inc. (NYSE:USM) reported total operating revenues of $916 million for the second quarter of 2025, versus $927 million for the same period one year ago. Service revenues totaled $736 million, versus $743 million for the same period one year ago. Net income attributable to Array shareholders and related diluted earnings per share were $31 million and $0.36, respectively, for the second quarter of 2025 compared to $17 million and $0.20, respectively, in the same period one year ago.
Recent Highlights*
•On August 1, 2025, Array completed the sale of its wireless operations and select spectrum assets to T-Mobile for total consideration of $4.3 billion which includes a combination of cash and assumed debt
•Declared a $23.00 per share special dividend payable on August 19, 2025
•Third-party tower revenues increased 12%
•Pending AT&T and Verizon spectrum transactions are expected to close in 2H 2025 and Q3 2026, respectively, subject to receipt of regulatory approvals and satisfaction of closing conditions

* Comparisons are 2Q’24 to 2Q’25 unless otherwise noted

“I am pleased that we have successfully closed the T-Mobile deal and have declared a special dividend in connection with the transaction,” said Doug Chambers, Array interim President and CEO. “As a tower company with 4,400 towers and a new Master License Agreement with T-Mobile, Array has strength and stability from its current tower revenue stream, along with an excellent opportunity to grow colocations and revenues, and to expand margins over time. Our non-controlling investment interests also continue to generate significant cash flow. Further, I look forward to closing our announced spectrum transactions and continuing to work toward opportunistically monetizing our remaining spectrum."

Pending previously announced transactions
On October 17, 2024, the company entered into a License Purchase Agreement with Verizon Communications, Inc. (Verizon) to sell certain AWS, Cellular and PCS wireless spectrum licenses, subject to receipt of regulatory approvals, and agreed to grant Verizon certain rights to lease such licenses prior to the transaction close. Additionally, Array also entered into agreements with Nsight Spectrum, LLC and Nex-Tech Wireless, LLC for the sale of select spectrum licenses.

On November 6, 2024, the company also entered into a License Purchase Agreement with New Cingular Wireless PCS, LLC (AT&T), a subsidiary of AT&T Inc. to sell certain 3.45 GHz and 700 MHz wireless spectrum licenses, subject to receipt of regulatory approvals, and agreed to grant AT&T certain rights to lease and sub-lease such licenses prior to the transaction close.

Array is not providing 2025 financial guidance.

Conference Call Information
Array will hold a conference call on August 11, 2025 at 9:00 a.m. Central Time.
▪Access the live call on the Events & Presentations page of investors.arrayinc.com, investors.tdsinc.com, or at
https://events.q4inc.com/attendee/378403075
▪Access the call by phone at (888)330-2384 conference ID: 1328528.

About Array
Array Digital Infrastructure, Inc. is a leading owner and operator of shared wireless communications infrastructure in the United States. With over 4,400 cell towers in locations from coast to coast, Array enables the deployment of 5G and other wireless technologies throughout the country. As of August 1, 2025, Telephone and Data Systems, Inc. owned approximately 82% of Array.

Contacts
Colleen Thompson, Vice President - Corporate Relations of TDS
colleen.thompson@tdsinc.com

Julie Mathews, IRC, Director - Investor Relations of TDS
julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the manner in which Array's remaining business is conducted; strategic decisions regarding the tower business; Array's reliance on a small number of tenants for a substantial portion of its revenues; extreme weather events; whether the previously announced spectrum license sales to Verizon and AT&T will be consummated; whether Array can monetize the remaining spectrum assets; competition in the tower industry; and significant investments in wireless operating entities Array does not control. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of Array's Form 10-K, as updated by any Array Form 10-Q filed subsequent to such Form 10-K.

Array Digital Infrastructure, Inc.
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Retail Connections
Postpaid
Total at end of period	3,904,000	3,946,000	3,985,000	3,999,000	4,027,000
Gross additions	109,000	105,000	140,000	123,000	117,000
Handsets	70,000	68,000	93,000	84,000	73,000
Connected devices	39,000	37,000	47,000	39,000	44,000
Net additions (losses)	(42,000)	(39,000)	(14,000)	(28,000)	(24,000)
Handsets	(44,000)	(38,000)	(19,000)	(28,000)	(29,000)
Connected devices	2,000	(1,000)	5,000	—	5,000
ARPU[1]	$51.91	$52.06	$51.73	$52.04	$51.45
ARPA[2]	$131.89	$132.25	$131.10	$131.81	$130.41
Handset upgrade rate[3]	4.2%	3.1%	4.8%	3.5%	4.1%
Churn rate[4]	1.29%	1.21%	1.29%	1.25%	1.16%
Handsets	1.12%	1.03%	1.08%	1.07%	0.97%
Connected devices	2.36%	2.40%	2.67%	2.47%	2.47%
Prepaid
Total at end of period	429,000	431,000	448,000	452,000	439,000
Gross additions	43,000	38,000	46,000	57,000	50,000
Net additions (losses)	(2,000)	(17,000)	(4,000)	13,000	3,000
ARPU[1]	$31.72	$30.76	$30.59	$32.01	$32.37
Churn rate[4]	3.58%	4.17%	3.70%	3.30%	3.60%
Market penetration at end of period
Consolidated operating population	31,390,000	31,390,000	32,550,000	32,550,000	32,550,000
Consolidated operating penetration[5]	14%	14%	14%	14%	14%
Capital expenditures (millions)	$80	$53	$162	$120	$165
Total cell sites in service	7,061	7,009	7,010	7,007	6,990
Owned towers	4,418	4,413	4,409	4,407	4,388
Number of colocations[6]	2,527	2,469	2,444	2,418	2,392
Tower tenancy rate[7]	1.57	1.56	1.55	1.55	1.55

1Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:
•Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
•Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
2Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
3Handset upgrade rate calculated as total handset upgrade transactions divided by average postpaid handset connections.
4Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
5Market penetration is calculated by dividing the number of retail wireless connections at the end of the period by the total estimated population of consolidated operating markets. The methodology for the calculation was updated in the second quarter of 2025 and prior periods were revised to reflect this change.
6Represents instances where a third-party wireless carrier rents or leases space on a company-owned tower.
7Average number of tenants that lease space on company-owned towers, measured on a per-tower basis.

Array Digital Infrastructure, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	2025 vs. 2024	2025	2024	2025 vs. 2024
(Dollars and shares in millions, except per share amounts)
Operating revenues
Service	$736	$743	(1)%	$1,477	$1,497	(1)%
Equipment sales	180	184	(2)%	330	380	(13)%
Total operating revenues	916	927	(1)%	1,807	1,877	(4)%

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	183	180	1%	359	362	(1)%
Cost of equipment sold	209	211	(1)%	387	427	(9)%
Selling, general and administrative	328	322	2%	661	653	1%
Depreciation, amortization and accretion	163	165	(1)%	325	329	(2)%
(Gain) loss on asset disposals, net	2	5	(53)%	4	11	(60)%
(Gain) loss on license sales and exchanges, net	(4)	8	N/M	(5)	7	N/M
Total operating expenses	881	891	(1)%	1,731	1,789	(3)%

Operating income	35	36	(4)%	76	88	(13)%

Other income (expense)
Equity in earnings of unconsolidated entities	42	38	8%	78	80	(3)%
Interest and dividend income	4	3	12%	6	6	15%
Interest expense	(45)	(45)	5%	(84)	(91)	7%
Total other income (expense)	1	(4)	N/M	—	(5)	99%

Income before income taxes	36	32	13%	76	83	(9)%
Income tax expense	4	14	(73)%	24	41	(42)%
Net income	32	18	77%	52	42	24%
Less: Net income attributable to noncontrolling interests, net of tax	1	1	(5)%	2	7	(68)%
Net income attributable to Array shareholders	$31	$17	80%	$50	$35	41%

Basic weighted average shares outstanding	86	86	—	85	86	—
Basic earnings per share attributable to Array shareholders	$0.37	$0.20	81%	$0.58	$0.41	42%

Diluted weighted average shares outstanding	88	88	—	88	88	—
Diluted earnings per share attributable to Array shareholders	$0.36	$0.20	81%	$0.57	$0.40	41%

N/M - Percentage change not meaningful

Array Digital Infrastructure, Inc.
Consolidated Statement of Cash Flows
(Unaudited)
	Six Months Ended June 30,
	2025	2024
(Dollars in millions)
Cash flows from operating activities
Net income	$52	$42
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	325	329
Bad debts expense	43	46
Stock-based compensation expense	29	25
Deferred income taxes, net	(9)	11
Equity in earnings of unconsolidated entities	(78)	(80)
Distributions from unconsolidated entities	88	80
(Gain) loss on asset disposals, net	4	11
(Gain) loss on license sales and exchanges, net	(5)	7
Other operating activities	3	3
Changes in assets and liabilities from operations
Accounts receivable	(21)	(1)
Equipment installment plans receivable	44	5
Inventory	52	57
Accounts payable	(4)	—
Customer deposits and deferred revenues	(13)	6
Accrued taxes	10	20
Accrued interest	—	(1)
Other assets and liabilities	(35)	(44)
Net cash provided by operating activities	485	516

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(147)	(270)
Cash paid for licenses	(4)	(15)
Other investing activities	1	1
Net cash used in investing activities	(150)	(284)

Cash flows from financing activities
Issuance of long-term debt	—	40
Repayment of long-term debt	(12)	(198)
Tax withholdings, net of cash receipts, for stock-based compensation awards	(36)	(12)
Repurchase of Common Shares	(21)	—
Distributions to noncontrolling interests	(2)	(3)
Cash paid for software license agreements	(20)	(20)
Other financing activities	(2)	(3)
Net cash used in financing activities	(93)	(196)

Net increase in cash, cash equivalents and restricted cash	242	36

Cash, cash equivalents and restricted cash
Beginning of period	159	179
End of period	$401	$215

Array Digital Infrastructure, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	June 30, 2025	December 31, 2024
(Dollars in millions)
Current assets
Cash and cash equivalents	$386	$144
Accounts receivable, net	922	955
Inventory, net	126	179
Prepaid expenses	53	46
Income taxes receivable	1	—
Other current assets	21	21
Total current assets	1,509	1,345

Licenses	4,583	4,579

Investments in unconsolidated entities	444	454

Property, plant and equipment, net	2,313	2,502

Operating lease right-of-use assets	922	926

Other assets and deferred charges	606	643

Total assets	$10,377	$10,449

Array Digital Infrastructure, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	June 30, 2025	December 31, 2024
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$28	$22
Accounts payable	218	242
Customer deposits and deferred revenues	225	238
Accrued taxes	37	30
Accrued compensation	54	93
Short-term operating lease liabilities	137	141
Other current liabilities	109	118
Total current liabilities	808	884

Deferred liabilities and credits
Deferred income tax liability, net	719	728
Long-term operating lease liabilities	825	822
Other deferred liabilities and credits	576	570

Long-term debt, net	2,819	2,837

Noncontrolling interests with redemption features	16	16

Equity
Array shareholders’ equity
Series A Common and Common Shares, par value $1.00 per share	88	88
Additional paid-in capital	1,812	1,783
Treasury shares	(102)	(112)
Retained earnings	2,802	2,818
Total Array shareholders’ equity	4,600	4,577

Noncontrolling interests	14	15

Total equity	4,614	4,592

Total liabilities and equity	$10,377	$10,449

Array Digital Infrastructure, Inc.
Segment Results
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
Array	2025	2024	2025 vs. 2024	2025	2024	2025 vs. 2024
(Dollars in millions)
Operating Revenues
Wireless	$888	$902	(1)%	$1,751	$1,826	(4)%
Towers	62	58	7%	123	116	6%
Intra-company eliminations	(34)	(33)	(3)%	(67)	(65)	(3)%
Total operating revenues	916	927	(1)%	1,807	1,877	(4)%

Operating expenses
Wireless	874	885	(1)%	1,717	1,779	(3)%
Towers	41	39	5%	81	75	8%
Intra-company eliminations	(34)	(33)	(3)%	(67)	(65)	(3)%
Total operating expenses	881	891	(1)%	1,731	1,789	(3)%

Operating income	$35	$36	(4)%	$76	$88	(13)%

Adjusted OIBDA[1] (Non-GAAP)	$208	$227	(9)%	$422	$456	(7)%
Adjusted EBITDA[1] (Non-GAAP)	$254	$268	(6)%	$506	$542	(7)%
Capital expenditures	$80	$165	(52)%	$132	$295	(55)%
1Adjusted OIBDA and Adjusted EBITDA are non-GAAP financial measures which Array uses as measurements of profitability. See EBITDA, Adjusted EBITDA and Adjusted OIBDA Reconciliations within this earnings release for additional information.

Array Digital Infrastructure, Inc.
Segment Results
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
Array Wireless	2025	2024	2025 vs. 2024	2025	2024	2025 vs. 2024
(Dollars in millions)
Retail service	$652	$666	(2)%	$1,312	$1,344	(2)%
Other	56	52	7%	109	102	7%
Service revenues	708	718	(1)%	1,421	1,446	(2)%
Equipment sales	180	184	(2)%	330	380	(13)%
Total operating revenues	888	902	(1)%	1,751	1,826	(4)%

System operations (excluding Depreciation, amortization and accretion reported below)	197	194	1%	387	390	(1)%
Cost of equipment sold	209	211	(1)%	387	427	(9)%
Selling, general and administrative	319	313	2%	643	637	1%
Depreciation, amortization and accretion	151	154	(2)%	302	308	(2)%
(Gain) loss on asset disposals, net	2	5	(59)%	3	10	(66)%
(Gain) loss on license sales and exchanges, net	(4)	8	N/M	(5)	7	N/M
Total operating expenses	874	885	(1)%	1,717	1,779	(3)%

Operating income	$14	$17	(21)%	$34	$47	(27)%

Adjusted OIBDA[1] (Non-GAAP)	$174	$196	(11)%	$355	$392	(9)%
Adjusted EBITDA[1] (Non-GAAP)	$174	$196	(11)%	$355	$392	(9)%
Capital expenditures	$77	$160	(52)%	$127	$286	(55)%

	Three Months Ended June 30,			Six Months Ended June 30,
Array Towers	2025	2024	2025 vs. 2024	2025	2024	2025 vs. 2024
(Dollars in millions)
Third-party revenues	$28	$25	12%	$56	$51	9%
Intra-company revenues	34	33	3%	67	65	3%
Total tower revenues	62	58	7%	123	116	6%

System operations (excluding Depreciation, amortization and accretion reported below)	20	19	6%	39	37	5%
Selling, general and administrative	9	9	(1)%	18	16	14%
Depreciation, amortization and accretion	12	11	7%	23	21	6%
(Gain) loss on asset disposals, net	—	—	14%	1	1	60%
Total operating expenses	41	39	5%	81	75	8%

Operating income	$21	$19	11%	$42	$41	2%

Adjusted OIBDA[1] (Non-GAAP)	$34	$31	9%	$67	$64	4%
Adjusted EBITDA[1] (Non-GAAP)	$34	$31	9%	$67	$64	4%
Capital expenditures	$3	$5	(51)%	$5	$9	(47)%

1Adjusted OIBDA and Adjusted EBITDA are non-GAAP financial measures which Array uses as measurements of profitability. See EBITDA, Adjusted EBITDA and Adjusted OIBDA Reconciliations within this earnings release for additional information.

Array Digital Infrastructure, Inc.
Financial Measures
(Unaudited)
Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
Array	2025	2024	2025	2024
(Dollars in millions)
Cash flows from operating activities (GAAP)	$325	$313	$485	$516
Cash paid for additions to property, plant and equipment	(75)	(137)	(147)	(270)
Cash paid for software license agreements	(11)	(11)	(20)	(20)
Free cash flow (Non-GAAP)[1]	$239	$165	$318	$226
1Free cash flow is a non-GAAP financial measure which Array believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment and Cash paid for software license agreements.
Array Digital Infrastructure, Inc.
EBITDA, Adjusted EBITDA and Adjusted OIBDA Reconciliations
(Unaudited)

EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliations below. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. Array does not intend to imply that any such items set forth in the reconciliations below are infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of Array’s operating results before significant recurring non-cash charges, nonrecurring expenses, gains and losses, and other items as presented below as they provide additional relevant and useful information to investors and other users of Array’s financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, gains and losses, and expenses related to the strategic alternatives review of Array while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The following tables reconcile EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income, Income before income taxes and/or Operating income. Income and expense items below Operating income are not provided at the individual segment level for Array Wireless and Array Towers; therefore, the reconciliations begin with EBITDA and the most directly comparable GAAP measure is Operating income rather than Net income at the segment level.

	Three Months Ended June 30,		Six Months Ended June 30,
Array	2025	2024	2025	2024
(Dollars in millions)
Net income (GAAP)	$32	$18	$52	$42
Add back or deduct:
Income tax expense	4	14	24	41
Income before income taxes (GAAP)	36	32	76	83
Add back:
Interest expense	45	45	84	91
Depreciation, amortization and accretion expense	163	165	325	329
EBITDA (Non-GAAP)	244	242	485	503
Add back or deduct:
Expenses related to strategic alternatives review	12	13	22	21
(Gain) loss on asset disposals, net	2	5	4	11
(Gain) loss on license sales and exchanges, net	(4)	8	(5)	7
Adjusted EBITDA (Non-GAAP)	254	268	506	542
Deduct:
Equity in earnings of unconsolidated entities	42	38	78	80
Interest and dividend income	4	3	6	6
Adjusted OIBDA (Non-GAAP)	$208	$227	$422	$456

	Three Months Ended June 30,		Six Months Ended June 30,
Array Wireless	2025	2024	2025	2024
(Dollars in millions)
EBITDA (Non-GAAP)	$165	$171	$336	$355
Add back or deduct:
Expenses related to strategic alternatives review	11	12	21	20
(Gain) loss on asset disposals, net	2	5	3	10
(Gain) loss on license sales and exchanges, net	(4)	8	(5)	7
Adjusted EBITDA and Adjusted OIBDA (Non-GAAP)	174	196	355	392
Deduct:
Depreciation, amortization and accretion	151	154	302	308
Expenses related to strategic alternatives review	11	12	21	20
(Gain) loss on asset disposals, net	2	5	3	10
(Gain) loss on license sales and exchanges, net	(4)	8	(5)	7
Operating income (GAAP)	$14	$17	$34	$47

	Three Months Ended June 30,		Six Months Ended June 30,
Array Towers	2025	2024	2025	2024
EBITDA (Non-GAAP)	$33	$30	$65	$62
Add back or deduct:
Expenses related to strategic alternatives review	1	1	1	1
(Gain) loss on asset disposals	—	—	1	1
Adjusted EBITDA and Adjusted OIBDA (Non-GAAP)	34	31	67	64
Deduct:
Depreciation, amortization and accretion	12	11	23	21
Expenses related to strategic alternatives review	1	1	1	1
(Gain) loss on asset disposals, net	—	—	1	1
Operating income (GAAP)	$21	$19	$42	$41